CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 16 to the Registration Statement of Franklin New York Tax-Free Trust on Form N-1A File No. 33-7785 of our report dated February 3, 1998, on our audit of the financial statements and financial highlights of Franklin New York Tax-Free Trust, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement.



                            COOPERS & LYBRAND L.L.P.
                         /s/Coopers & Lybrand L.L.P.


San Francisco, California
February 19, 1998